          THIRD AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT

                 Amendment dated as of January 17, 1995, by and among IDS/JONES GROWTH PARTNERS 87-A, LTD., a Colorado limited partnership ("Borrower"), PNC BANK, NATIONAL ASSOCIATION (successor by merger to Provident National Bank), a national banking association ("PNC"), SHAWMUT BANK CONNECTICUT (successor by merger to Connecticut National Bank), a national banking association ("Shawmut") and PNC BANK, NATIONAL ASSOCIATION, not individually, but as agent ("Agent"). PNC and SHAWMUT are sometimes hereinafter referred to individually as "Bank" and collectively as "Banks."

                                   BACKGROUND

                 A. Borrower and Provident National Bank ("Provident") entered into a Revolving Credit and Term Loan Agreement dated as of February 6, 1989 (the "Original Loan Agreement"), pursuant to which Provident agreed to make revolving credit loans to Borrower in an aggregate principal amount outstanding at any one time of up to $25,000,000 (the "Revolving Credit Loans") and to make a term loan to Borrower on December 31, 1991 in the amount of the outstanding principal amount of the Revolving Credit Loans on such date (the "Term Loan"), to be applied to the concurrent repayment in full of the Revolving Credit Loans.

                 B. Pursuant to an Assignment, Assumption and Modification Agreement dated as of July 21, 1989 (the "Assignment"), Provident sold, assigned, delegated and transferred to Connecticut National Bank ("Connecticut") and Connecticut purchased and assumed from Provident a 40% interest in all of Provident's rights and obligations under the Loan Documents (as defined in the Original Loan Agreement) and Connecticut became a party to the Original Loan Agreement as modified by the Assignment. The Revolving Credit Loans evidenced by Borrower's Amended and Restated Revolving Credit Notes to Provident and Connecticut in the principal amounts of $15,000,000 and $10,000,000, respectively, each dated as of July 21, 1989 (collectively, the "Revolving Credit Notes").

                 C. Pursuant to an amendment to the Original Loan Agreement dated as of May 29, 1992, effective as of December 31, 1991 (the "First Amendment"), Borrower, Provident and Connecticut agreed, among other things, to extend the term of the Revolving Credit Notes to December 31, 1992. The Term Loan which refinanced the outstanding Revolving Credit Loans in the principal amount of $23,000,000 was made on December 31, 1992 and is evidenced by Borrower's Term Loan Notes in favor of Provident and Connecticut in the original principal amounts of $13,800,000 and $9,200,000, respectively (collectively, the "Term Loan Notes").

                 D. Pursuant to an amendment to the original Loan Agreement, as amended (as so modified and amended, the "Loan Agreement") dated as of March 31, 1994, Borrower, PNC and Shawmut agreed, among other things, to waive certain principal payments with respect to the Term Loan, with such payments being added to the final payment, and to increase the permitted Debt to Cash Flow Ratio during the period from March 31 through June 30, 1994.

                 E. Borrower has requested and Banks have agreed to reestablish the Revolving Credit Commitment in an amount up to $23,000,000, allocated $13,800,000 to PNC and $9,200,000 to Shawmut (the "New Revolving Credit Commitment"), to provide for Term Loans to be available to Borrower on September 30, 1995 in the amount of the then outstanding principal amount of the new Revolving Credit Loans, to be applied to the concurrent repayment in full of the new Revolving Credit Loans, and to modify and supplement certain covenants of Borrower in the Loan Agreement. The initial advance under the New Revolving Credit Commitment will be used to refinance the outstanding principal balance of the Term Loan Notes as of the date hereof. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings specified in the Loan Agreement, and unless the context otherwise requires, all references in the Loan Agreement to "Revolving Credit Commitment," "Revolving Credit Loans," "Revolving Credit Notes," "Term Loan" and "Term Loan Notes" shall be deemed to refer to the New Revolving Credit Commitment and the new loans referred to in this paragraph and the notes which will evidence them, all as more fully provided in this Amendment.

                 NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

                 1.       Amendments to Loan Agreement.

                          (a)     Section 1.1(a) of the Loan Agreement is
hereby amended by changing the references to "December 31, 1992" to "September 30, 1995" and the references to "Twenty-Five Million Dollars ($25,000,000)" to "Twenty-Three Million Dollars ($23,000,000)."

                          (b)     Section 1.1(b) of the Loan Agreement is
hereby amended by changing the reference to "December 31, 1992" to "September 30, 1995."

                          (c)     A new Section 1.1(c) is added to read in full
as follows:

                                  (c)      The initial advance under the
                 Revolving Credit Commitment shall be used to refinance the outstanding principal balance under Borrower's Term Loan Notes dated as of December 31, 1992.

                          (d)     Section 1.2(a) of the Loan Agreement is
hereby amended by (i) changing the reference to "twenty-eight (28)" to "eighteen (18)" and (ii) changing the reference to "March 31, 1993" to "September 30, 1995."

                          (e)     Section 1.4A of the Loan Agreement is hereby
amended by (i) changing the reference to "January 1, 1993" to "January 1, 1995" and (ii) changing the reference to "May 1, 1994" to "May 1, 1996."

                          (f)     Section 1.6 of the Loan Agreement is hereby
amended by (i) changing the reference to "one-half of one percent (1/2%)" to "three-eighths of one percent (3/8%)" and (ii) changing the reference to "March 31, 1989" to "March 31, 1995."

                          (g)     Section 4.15(a) of the Loan Agreement is
hereby amended to read in full as follows:

                                  (a)      Borrower shall not permit the Debt
         to Cash Flow Ratio to exceed the following during the applicable periods:

                                        (i)     January 1, 1994 through
                 December 31, 1995: 4.5 to 1;

                                        (ii)    January 1, 1996 through
                 December 31, 1996: 4.0 to 1; and

                                        (iii)   January 1, 1997 and thereafter;
                 3.5 to 1.

                          (h)     Section 4.16 of the Loan Agreement is hereby
amended and restated to read in full as follows:

                 4.16 Net Cash Flow to Pro Forma Debt Service. Maintain Net Cash Flow so that the ratio of Net Cash Flow to Borrower's Pro Forma Debt service does not, on a quarterly basis, fall below the stated minimum ratio for the following periods:

                                        (i)     January 1, 1995 through December
                          31, 1995: 1.4 to 1; and

                                        (ii)    January 1, 1996 and thereafter:
                          1.25 to 1.

                          For the purpose of this Section 4.16, "Net Cash Flow"
                 shall mean the consolidated revenues of Borrower for the relevant period preceding the date of such determination, less the sum of (A) operating expenses of Borrower for such period (including allocated home office expenses and management fees but excluding depreciation and amortization) and (B) general and administrative expenses of Borrower for such period, all ascertained in accordance with generally accepted accounting principles consistently applied; and Net Cash Flow shall be determined quarterly with respect to financial information for the end of the prior fiscal quarter. As used in this Agreement, "Pro Forma Debt Service" shall mean the total of interest charges and required principal payments on Borrower's Indebtedness (excluding accounts payable arising in the ordinary course of business on terms customary in the trade) during the fiscal quarter immediately following the date such amount is calculated, using the interest rate applicable to the Revolving Credit Notes or the Term Loan Notes, as the case may be, in effect on the date of such calculation to compute interest charges.

                          (i)     Section 5.5 of the Loan Agreement is hereby
amended by deleting the following: "and (c) Borrower may make cash distributions to general or limited partners at any time after December 31, 1991,".

                          (j)     Section 5.6 of the Loan Agreement is hereby
amended to read in full as follows:

                 5.6 Capital Expenditures. Make any capital expenditures in excess of $3,300,000 for any calendar year; provided that if Borrower's capital expenditures for any calendar year are less than $3,300,000, the difference may be carried forward into the next succeeding calendar year but not beyond.

                          (k)     Section 6.1(m) of the Loan Agreement is
hereby amended by adding at the end thereof the following: "or the Managing General Partner ceases at any time to be the managing general partner of Borrower."

                          (l)     Exhibit A to the Loan Agreement, consisting
of the form of Revolving Credit Note, is hereby replaced by Exhibit A hereto, and Exhibit A to the First Amendment, consisting of the form of Term Loan Note, is hereby replaced by Exhibit B hereto.

                 2.       Representations and Warranties.

                          (a)     The representations and warranties contained
in Section 2 of the Loan Agreement, as amended by Exhibit C attached hereto, are true and correct as of the date hereof and as if the same related to the Loan Agreement as amended hereby or to the Loan Documents as amended hereby.

                          (b)     No Event of Default and no event which could
become an Event of Default with the passage of time or the giving of notice, or both, under the Loan Agreement has occurred and is continuing on the date hereof.

                          (c)     This Amendment and the Revolving Credit Notes
and Term Loan Notes have been duly authorized by all requisite action on behalf of Borrower and this Amendment and the Revolving Credit Notes constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

                          (d)     The execution, delivery and performance of
this Amendment and the Revolving Credit Notes will not violate any applicable provision of law or judgment, order or regulation of any court or of any public or governmental agency or authority nor conflict with or constitute a breach of or a default under any instrument to which Borrower is a party or by which Borrower or any of Borrower's properties is bound.

                          (e)     No approval, consent or authorization of, or
registration, declaration or filing with, any governmental or public body or authority, or any trustee or holder of any indebtedness, is required in connection with the valid execution, delivery and performance by Borrower of this Amendment and the Revolving Credit Notes.

                 All of the above representations and warranties shall survive the making of this Amendment and the issuance of the Revolving Credit Notes.

                 3. Additional Documentation. This Amendment shall become effective as of the date hereof, and Banks shall be obligated to make the initial Revolving Credit Loan under the New Revolving Credit Commitment, when Banks shall have received the following in form and substance satisfactory to Agent and its counsel:

                          (a)     Revolving Credit Notes payable to each of
Banks, substantially in the form of Exhibit A hereto with blanks appropriately completed;

                          (b)     Copies, certified by the corporate secretary
or assistant secretary of the Managing General Partner of the corporate resolutions relating to this Amendment;

                          (c)     Consent and Authorization of IDS Cable
Corporation, Supervising General Partner of Borrower;

                          (d)     An Amendment Fee in the amount of $86,250
payable to Agent; and

                          (e)     Such additional documents, certificates and
information as Agent may reasonably request.

                 4. Payment of Counsel Fees. Borrower shall pay Agent's reasonable special counsel fees and expenses incurred to prepare and execute this Amendment and any related documents.

                 5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

                 6. Governing Law. This Amendment, the Loan Agreement, the Notes and each document incident thereto shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                 7. Effectiveness. Except as expressly amended hereby, all terms and conditions of the Loan Agreement shall remain in full force and effect. After the effectiveness hereof as aforesaid, all references in the Loan Agreement to "this Agreement," "hereof," "hereto" and "hereunder" shall be deemed to be references to the Loan Agreement as amended hereby.

                 IN WITNESS WHEREOF, Borrower, Banks and Agent have caused this Amendment to be duly executed by their respective duly authorized officers as of the date first above written.

                                        IDS/JONES GROWTH PARTNERS 87-A,
                                        LTD.

                                        By its Managing General Partner:

                                             JONES CABLE CORPORATION

[SEAL]

Attest /s/ MARY KAY ROHRER                  By /s/ J. ROY POTTLE
      --------------------------               -------------------------

Title Assistant Secretary                    Title Treasurer
      --------------------------                  ----------------------


                                        PNC BANK, NATIONAL ASSOCIATION


                                        By /s/ THOMAS P. CARDON
                                          ------------------------------

                                        Title Vice President
                                             ---------------------------


                                        SHAWMUT BANK CONNECTICUT


                                        By /s/ ROBERT L. WEST
                                          ------------------------------

                                        Title Director
                                             ---------------------------


                                        PNC BANK, NATIONAL ASSOCIATION, as
                                        Agent


                                        By /s/ THOMAS P. CARDON
                                          ------------------------------

                                        Title Vice President
                                             ---------------------------

                                   EXHIBIT A

                             REVOLVING CREDIT NOTE

$__________                                           Philadelphia, Pennsylvania
                                                              January [__], 1995

                 For value received and intending to be legally bound, IDS/JONES GROWTH PARTNERS 87-A, LTD., a Colorado limited partnership ("Borrower"), hereby promises to pay to the order of ____________ ("Bank") at the offices of PNC Bank, National Association, as Agent ("Agent"), located at Broad and Chestnut Streets, Philadelphia, PA 19101, on September 30, 1995, the principal sum of __________ Dollars ($________), or the aggregate unpaid principal amount of all Revolving Credit Loans made by Bank to Borrower pursuant to Section 1.1 of that certain Revolving Credit and Term Loan Agreement dated as of February 6, 1989 between Borrower and Provident National Bank, as modified by an Assignment, Assumption and Modification Agreement dated as of July 21, 1989, and Amendments dated as of May 29, 1992, March 31, 1994 and the date hereof, each by and among Borrower, Bank, Agent and __________ Bank (as so amended and as it may hereafter be further amended from time to time, the "Loan Agreement") (capitalized terms used herein and not otherwise defined herein having the meanings specified in the Loan Agreement), whichever is less, and to pay interest from the date hereof on the unpaid principal amount hereof quarterly in arrears within ten days after receipt of Agent's invoice therefor, commencing on March 31, 1995, and on the last day of June and September, 1995, at the applicable rate per annum hereinafter set forth:

                          (i) Except as provided in Subsection (ii) hereof, this Revolving Credit Note shall bear interest on the outstanding principal balance of the Loans advanced hereunder at a rate per annum in excess of Agent's prime rate in effect form time to time during any period in which the ratio of Total Debt to Annualized Cash Flow (the "Debt to Cash Flow Ratio") is as set forth below (the "Prime Based Rate"):

                                      Amount by which Prime
         Debt to Cash                  Based Rate exceeds
         Flow Ratio                    Agent's prime rate
         ----------                    ------------------
         greater than or equal                1/4%
         to 4.0 to 1

         less than 4.0 to 1                    0%

         The amount by which the Prime Based Rate exceeds the prime rate shall be determined quarterly, based on the Total Debt and Annualized Cash Flow calculated with respect to financial information for the end of the prior fiscal quarter. Any change in the amount by which the Prime Based Rate exceeds the prime rate shall be effective (x) in the case of a decrease in the rate of interest, on the date on which Borrower delivers to Agent the Compliance Certificate referred to in Section 4.1(c) of the Loan Agreement demonstrating the relevant change in the Debt to Cash Flow Ratio for the preceding fiscal quarter of Borrower and (y) in the case of an increase in the rate of interest, on the earlier of the date on which said Compliance Certificate is delivered to Agent or is due under the terms of the Loan Agreement. Any change in the Prime Based Rate resulting from a change in the prime rate shall become effective on the same day as Agent announces a change in its prime rate. As used herein the term "prime rate" shall mean the rate of interest that from time to time is publicly announced by Agent as its prime rate. This rate of interest is determined from time to time by Agent as a means of pricing some loans to its customers and is not tied to any external rate of interest or index and does not necessarily reflect the lowest rate of interest actually charged by Agent to any particular class or category of customers.

                          (ii) Upon receipt by Agent of at least two (2) business days' written or telegraphic notice from Borrower, Borrower may elect to have all or any portion of the outstanding principal amount of the Revolving Credit Loans in an amount equal to $1,000,000 or any integral multiple of $500,000 for amounts in excess of $1,000,000 bear interest at one of the following rates:

                                  (A)      A rate per annum in excess of the
         Reserve Adjusted CD Rate during any period in which the Debt to Cash Flow Ratio is as set forth below (the "CD Based Rate"):

                                    Amount by which CD Based
         Debt to Cash                 Rate exceeds Reserve
         Flow Ratio                     Adjusted CD Rate
         ----------                     ----------------
         greater than or equal               1-1/2%
         to 4.0 to 1

         less than 4.0 to 1 but              1-1/4%
         greater than or equal
         to 3.0 to 1

         less than 3.0 to 1                    1%

         "Reserve Adjusted CD Rate" shall mean Agent's announced rate of interest for certificates of deposit of a maturity of 30, 60, 90 or 180 days in effect two business days prior to the first day of the relevant Maturity Period adjusted for any reserves that Agent may now or hereafter be required or may elect to maintain and any assessment rate for insurance of time deposits made in U.S. Dollars at the offices of Agent then charged by the Federal Deposit Insurance Corporation, or any successor thereof, all as determined by Agent.

                                  (B)      A rate per annum in excess of the
         Reserve Adjusted LIBO Rate during any period in which the Debt to Cash Flow Ratio is as set forth below (the "LIBO Based Rate"):

                                      Amount by which LIBO
         Debt to Cash                  Based Rate exceeds
         Flow Ratio                Reserve Adjusted LIBO Rate
         ----------                --------------------------
         greater than or equal
         to 4.0 to 1                        1-1/4%

         less than 4.0 to 1 but
         greater than or equal
         to 3.0 to 1                            1%

         less than 3.0 to 1                   3/4%

         "Reserve Adjusted LIBO Rate" shall mean Agent's announced rate of interest for one month, two month, three month or six month deposits of U.S. Dollars in banks in London, England, in effect two business days prior to the first day of the relevant Maturity Period adjusted for the maximum applicable percentage rate stated in Regulation D of the Board of Governors of the Federal Reserve System at which reserves are required to be maintained during the relevant Maturity Period against "Eurocurrency Liabilities" or, if such regulations or definition of "Eurocurrency Liabilities" is modified, and so long as Agent may be required or may elect to maintain reserves against a category of liabilities which includes Eurodollar deposits or a category of assets which includes Eurodollar loans, the maximum percentage rate at which reserves are required or elected generally in respect of such liabilities or assets, to be maintained on such category, all as determined by Agent.

                                  (C)      As used herein, "Maturity Period"
         shall mean 30, 60, 90 or 180 days, as designated by Borrower in its notice given pursuant to Section 1.3(a)(ii) of the Loan Agreement, when the Revolving Credit Loans bear interest at the CD Based Rate, and one month, two months, three months or six months, as designated by Borrower in its notice given pursuant to Section 1.3(a)(ii) of the Loan Agreement when the Revolving Credit Loans bear interest at the LIBO Based Rate. Borrower shall pay all accrued unpaid interest on the last day of the Maturity Period then in effect, but in no event shall Borrower pay interest less frequently than quarterly. The amount by which the CD Based Rate exceeds the Reserve Adjusted CD Rate or the LIBO Based Rate exceeds the Reserve Adjusted LIBO Rate during any Maturity Period shall be determined quarterly, based on the Total Debt and Annualized Cash Flow calculated with respect to financial information for the end of the most recent fiscal quarter for which Agent has received financial information prior to the commencement of such Maturity Period. Any such change shall be effective (x) in the case of a decrease in the rate of interest, on the date on which Borrower delivers to Agent the Compliance Certificate referred to in
         Section 4.1(c) of the Loan Agreement demonstrating the relevant change in the Total Debt to Cash Flow Ratio for the preceding fiscal quarter of Borrower and (y) in the case of an increase in the rate of interest, on the earlier of the date on which said Compliance Certificate is delivered to Agent or is due under the terms of the Loan Agreement. At the end of any Maturity Period the rate of interest shall return to the Prime Based Rate unless Agent has received a notice from Borrower pursuant to Section 1.3(a)(ii) of the Loan Agreement indicating that all or a portion equal to at least $1,000,000 of the outstanding principal amount of the Revolving Credit Loans shall bear interest at either the LIBO Based Rate or the CD Based Rate.

                                  (D)      Notwithstanding the foregoing, at no
         time shall the principal outstanding under this Revolving Credit Note be subject to more than five (5) different Maturity Periods.

                 All such interest shall be calculated on the basis of the actual number of days that principal is outstanding over a year of 360 days with respect to interest at the CD Based Rate or the LIBO Based Rate and 365 or 366 days, as the case may be, with respect to interest at the Prime Based Rate. All payments of principal and interest shall be made prior to 1:00 P.M., local time in lawful money of the United States in immediately available funds at the office of Agent, Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101. Should any payment of principal or interest or fees become due and payable on a Saturday, Sunday or legal holiday under the laws of the

Commonwealth of Pennsylvania the payment date thereof shall be extended to the next succeeding business day and such extension of time shall in such case be included in computing such interest or fees, as the case may be. All payments made on account of principal hereof shall be endorsed on the reverse of this Note.

                 This Note evidences indebtedness incurred under, and is entitled to the benefits of, the Loan Agreement which, among other things, contains provisions for acceleration of the maturity hereof and for a higher rate of interest hereunder upon the happening of an Event of Default (as defined therein), for prepayments on account of principal hereof prior to the maturity thereof upon the terms and conditions therein specified and for certain security interests granted by Borrower.


                                        IDS/JONES GROWTH PARTNERS 87-A,
                                        LTD., a Colorado limited
                                        partnership

                                        By its Managing General Partner:

[SEAL]                                       JONES CABLE CORPORATION

Attest                                       By
      ------------------------------           ------------------------------

Title                                        Title
      ------------------------------              ---------------------------

                                   EXHIBIT B

                                 TERM LOAN NOTE

$                                                     Philadelphia, Pennsylvania
                                                              September 30, 1995

                 For value received and intending to be legally bound, IDS/JONES GROWTH PARTNERS 87-A, LTD., a Colorado limited partnership ("Borrower"), hereby promises to pay to the order of _______________ ("Bank") at the offices of PNC Bank, National Association, as Agent ("Agent"), located at Broad and Chestnut Streets, Philadelphia, PA 19101, the principal sum of __________ Dollars ($________) in 18 quarterly principal installments payable as hereinafter set forth, together with interest from the date hereof on the unpaid principal amount hereof payable quarterly in arrears within ten days after receipt of Agent's invoice therefor, commencing on the date hereof and on the last day of each December, March, June and September thereafter and at maturity at the applicable rate per annum hereinafter set forth:

                          (i) Except as provided in Subsection (ii) hereof, this Note shall bear interest on the outstanding principal balance of the Term Loan advanced hereunder at a rate per annum in excess of Agent's prime rate in effect from time to time during any period in which the ratio of Total Debt to Annualized Cash Flow (the "Debt to Cash Flow Ratio") is as set forth below (the "Prime Based Rate"):

                                      Amount by which Prime
         Debt to Cash                  Based Rate exceeds
         Flow Ratio                    Agent's prime rate
         ----------                    ------------------
         greater than or equal                1/4%
         to 4.0 to 1

         less than 4.0 to 1                    0%

         The amount by which the Prime Based Rate exceeds the prime rate shall be determined quarterly, based on the Total Debt and Annualized Cash Flow calculated with respect to financial information for the end of the prior fiscal quarter. Any change in the amount by which the Prime Based Rate exceeds the prime rate shall be effective (x) in the case of a decrease in the rate of interest, on the date on which Borrower delivers to Agent the Compliance Certificate referred to in Section 4.1(c) of the Loan Agreement (as hereinafter defined) (capitalized terms used herein and not otherwise defined herein having the meanings specified in the Loan Agreement) demonstrating the relevant change in the Debt to Cash Flow Ratio for the preceding fiscal quarter of Borrower and (y) in the case of an increase in the rate of interest, on the earlier of the date on which said Compliance Certificate is delivered to Agent or is due under the terms of the Loan Agreement. Any change in the Prime Based Rate resulting from a change in the prime rate shall become effective on the same day as Agent announces a change in its prime rate. As used herein the term "prime rate" shall mean the rate of interest that from time to time is publicly announced by Agent as its prime rate. This rate of interest is determined from time to time by Agent as a means of pricing some loans to its customers and is not tied to any external rate of interest or index and does not necessarily reflect the lowest rate of interest actually charged by Agent to any particular class or category of customers.

                          (ii) Upon receipt by Agent of at least two (2) business days' written or telegraphic notice from Borrower, Borrower may elect to have all or any portion of the outstanding principal amount of the Term Loan in an amount equal to $1,000,000 or any integral multiple of $500,000 for amounts in excess of $1,000,000 bear interest at one of the following rates:

                                  (A)      A rate per annum in excess of the
         Reserve Adjusted CD Rate during any period in which the Debt to Cash Flow Ratio is as set forth below (the "CD Based Rate"):

                                    Amount by which CD Based
         Debt to Cash                 Rate exceeds Reserve
         Flow Ratio                     Adjusted CD Rate
         ----------                     ----------------
         greater than or equal               1-1/2%
         to 4.0 to 1

         less than 4.0 to 1 but              1-1/4%
         greater than or equal
         to 3.0 to 1

         less than 3.0 to 1                  1%

         "Reserve Adjusted CD Rate" shall mean Agent's announced rate of interest for certificates of deposit of a maturity of 30, 60, 90 or 180 days in effect two business days prior to the first day of the relevant Maturity Period adjusted for any reserves that Agent may now or hereafter be required or may elect to maintain and any assessment rate for insurance of time deposits made in U.S. Dollars at the offices of Agent then charged by the Federal Deposit Insurance Corporation, or any successor thereof, all as determined by Agent.

                                  (B)      A rate per annum in excess of the
         Reserve Adjusted LIBO Rate during any period in which the Debt to Cash Flow Ratio is as set forth below (the "LIBO Based Rate"):

                                      Amount by which LIBO
         Debt to Cash                  Based Rate exceeds
         Flow Ratio                Reserve Adjusted LIBO Rate
         ----------                --------------------------
         greater than or equal               1-1/4%
         to 4.0 to 1

         less than 4.0 to 1                    1%
         but greater than or equal
         to 3.0 to 1

         less than 3.0 to 1                     3/4%

         "Reserve Adjusted LIBO Rate" shall mean Agent's announced rate of interest for one month, two month, three month or six month deposits of U.S. Dollars in banks in London, England, in effect two business days prior to the first day of the relevant Maturity Period adjusted for the maximum applicable percentage rate stated in Regulation D of the Board of Governors of the Federal Reserve System at which reserves are required to be maintained during the relevant Maturity Period against "Eurocurrency Liabilities" or, if such regulations or definition of "Eurocurrency Liabilities" is modified, and so long as Agent may be required or may elect to maintain reserves against a category of liabilities which includes Eurodollar deposits or a category of assets which includes Eurodollar loans, the maximum percentage rate at which reserves are required or elected generally in respect of such liabilities or assets, to be maintained on such category, all as determined by Agent.

                                  (C)      As used herein, "Maturity Period"
         shall mean 30, 60, 90 or 180 days, as designated by Borrower in its notice given pursuant to Section 1.3(a)(ii) of the Loan Agreement, when all or any portion of the Term Loan bears interest at the CD Based Rate, and one month, two months, three months or six months, as designated by Borrower in its notice given pursuant to Section 1.3(a)(ii) of the Loan Agreement when all or any portion of the Term Loan bears interest at the LIBO Based Rate. Borrower shall pay all accrued unpaid interest on the last day of the Maturity Period then in effect, but in no event shall Borrower pay interest less frequently than quarterly. The amount by which the CD Based Rate exceeds the Reserve

         Adjusted CD Rate or the LIBO Based Rate exceeds the Reserve Adjusted LIBO Rate during any Maturity Period shall be determined quarterly, based on the Total Debt and Annualized Cash Flow calculated with respect to financial information for the end of the most recent fiscal quarter for which Agent has received financial information prior to the commencement of such Maturity Period. Any such change shall be effective (x) in the case of a decrease in the rate of interest, on the date on which Borrower delivers to Agent the Compliance Certificate referred to in Section 4.1(c) of the Loan Agreement demonstrating the relevant change in the Total Debt to Cash Flow Ratio for the preceding fiscal quarter of Borrower and (y) in the case of an increase in the rate of interest, on the earlier of the date on which said Compliance Certificate is delivered to Agent or is due under the terms of the Loan Agreement. At the end of any Maturity Period the rate of interest shall return to the Prime Based Rate unless Agent has received a notice from Borrower pursuant to Section 1.3(a)(ii) of the Loan Agreement indicating that all or a portion equal to at least $1,000,000 of the outstanding principal amount of the Term Loan shall bear interest at either the LIBO Based Rate or the CD Based Rate.

                                  (D)      Notwithstanding the foregoing, at no
         time shall the principal outstanding under this Term Note be subject to more than five (5) different Maturity Periods.

                 All such interest shall be calculated on the basis of the actual number of days that principal is outstanding over a year of 360 days with respect to interest at the CD Based Rate or the LIBO Based Rate and 365 or 366 days, as the case may be, with respect to interest at the Prime Based Rate. All payments of principal and interest shall be made prior to 1:00 P.M., local time in lawful money of the United States in immediately available funds at the office of Agent, Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101. Should any payment of principal or interest or fees become due and payable on a Saturday, Sunday or legal holiday under the laws of the Commonwealth of Pennsylvania the payment date thereof shall be extended to the next succeeding business day and such extension of time shall in such case be included in computing such interest or fees, as the case may be. All payments made on account of principal hereof shall be endorsed on the reverse of this Note.

                 The quarterly installments of principal shall be paid at the following times and in the indicated amounts: (a) during the period commencing on the date hereof and ending December 31, 1995, two quarterly installments payable on the date hereof and on December 31, 1995, each in an amount equal to one-half of 1.5% of the original principal amount hereof; (b) during the period commencing January 1, 1996 and ending December 31, 1996, four quarterly installments, each in an amount equal to one-quarter of 4% of the original principal amount hereof; (c) during the period commencing January 1, 1997 and ending December 31, 1997, four quarterly installments, each in an amount equal to one-quarter of 6% of the original principal amount hereof; (d) during the period commencing January 1, 1998 and ending December 31, 1998, four quarterly installments, each in an amount equal to one-quarter of 8% of the original principal amount hereof; and (e) during the period commencing January 1, 1999 and ending December 31, 1999, three quarterly installments, each in an amount equal to one quarter of 10% of the original principal amount hereof, payable on March 31, June 30 and September 30, 1999 and a final installment payable on December 31, 1999, in the entire amount of principal outstanding, together with all unpaid accrued interest.

                 This Note evidences indebtedness incurred under, and is entitled to the benefits of, a Revolving Credit and Term Loan Agreement dated as of February 6, 1989 between Borrower and Provident National Bank, as modified by an Assignment, Assumption and Modification Agreement dated as of July 21, 1989 and Amendments dated as of May 29, 1992, March 31, 1994 and the date hereof, each by and among Borrower, __________ Bank, Agent and Bank (as so amended and as it may hereafter be further amended from time to time, the "Loan Agreement"), which, among other things, contains provisions for acceleration of the maturity hereof and for a higher rate of interest hereunder upon the happening of an Event of Default (as defined therein), for prepayments on account of principal hereof prior to the maturity thereof upon the terms and conditions therein specified and for certain security interests granted by Borrower.


                                        IDS/JONES GROWTH PARTNERS 87-A,
                                        LTD., a Colorado limited
                                        partnership

                                        By its Managing General Partner:

[SEAL]                                       JONES CABLE CORPORATION

Attest                                       By
      ------------------------------           ------------------------------

Title                                        Title
      ------------------------------              ---------------------------

                                   EXHIBIT C


         As of the date hereof, the representation made by IDS/Jones Growth Partners 87-A, Ltd. in Section 2.27 of the Loan Agreement is qualified as follows:

         On October 5, 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), which became effective on December 4, 1992. This legislation effected significant changes to the regulatory environment in which the cable television industry operates. The 1992 Cable Act generally allows for a greater degree of regulation of the cable television industry. Under the 1992 Cable Act's definition of effective competition, nearly all cable television system in the United States, including those owned by IDS/Jones Growth Partners 87-A, Ltd. ("IDS/Jones"), are subject to rate regulation of basic cable services. In addition, the 1992 Cable Act allows the FCC to regulate rates for nonbasic service tiers other than premium services in response to complaints filed by franchising authorities and/or cable subscribers. In April 1993, the FCC adopted regulations governing rates for basic and non-basic services and ordered an interim freeze of these rates effective on April 15, 1993. The rate freeze recently was extended by the FCC until the earlier of May 15, 1994, or the date on which a cable system's basic service rate is regulated by a franchising authority. The FCC's rate regulations became effective on September 1, 1993. On February 22, 1994, the FCC announced a revision of its rate regulations which it believes will generally result in a further reduction of rates for basic and non-basic services. Those new regulations became effective in May 1994, but provided for a grace period (until mid-July 1994) within which operators were to assure that they were in compliance with the most recent regulations. The Borrower further reduced its rates in its Roseville, California system to comply with the most recent regulations. Rather than for reducing its rates in its Carmel, Indiana system, the Borrower has elected, as contemplated under the regulations, to submit, where required, a cost of service filing to support its current pricing.

         Based on the assessment by Jones Intercable, Inc, ("Jones"), the parent of the Managing General Partner of IDS/Jones, of the 1993 rate regulations under the 1992 Cable Act, IDS/Jones reduced the rates it charged for certain regulated services and, as described above, further reduced its rates in its Roseville, California system to comply with the 1994 rate regulations. ]ones has undertaken actions to mitigate a portion of these reductions primarily through (a) new service offerings, (b) product re-marketing and re-packaging and (c) targeted non-subscriber acquisition marketing. To the extent that such actions do not successfully mitigate the rate reductions, the cash flow from IDS/Jones' cable systems could be less than would otherwise have been expected, and the value of IDS/Jones' cable television systems, which are calculated based on cash flow, could be adversely impacted.